UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2010

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

P. H. Glatfelter Company (the "Company") previously reported in its 2009 Annual Report on Form 10-K and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the "Form 10-Q"), that it and others have been identified by the United States and the State of Wisconsin and various state and federal governmental agencies as potentially responsible parties ("PRPs") under the federal Comprehensive Environmental, Response, Compensation and Liability Act ("CERCLA" or "Superfund") arising out of the presence of polychlorinated biphenyls ("PCBs") in sediments in the lower Fox River and in the Bay of Green Bay Wisconsin (the "Site"). As a PRP under Superfund, the Company has also previously reported that, while it has substantial defenses to liability, it, together with other PRPs at the Site, has potential joint and several liability for, among another things: (a) the cost of past response actions taken at the Site by the United States or anyone else, (b) the cost of response actions which may be taken in the future by the United States and (c) Natural Resource Damages ("NRDs"). The Company also reported in the Form 10-Q that the United States and others disagree with its defenses and that the Company had been recently notified by the United States that,the United States and others were considering commencing litigation against us and others to obtain an injunction requiring work or to recover any costs or damages which have not been recovered through other means.

This Current Report on Form 8-K reports that such litigation was filed on October 14, 2010, by the United States and the State of Wisconsin in an action captioned United States v. NCR Corp., No. 1:10-cv-910-WCG (the "Action"), against twelve parties, including the Company, in the United States District Court for the Eastern District of Wisconsin. The Action seeks to recover on claims under Superfund arising out of the presence of polychlorinated biphenyls ("PCBs") in sediments in the lower Fox River and in the Bay of Green Bay Wisconsin (the "Site"). The United States and Wisconsin seek to recover from each of the defendants, jointly and severally, all of the governments' past costs of response, a declaration as to liability for all of the governments' future costs of response, and compensation for natural resource damages, as well as injunctive relief to require remedial action with respect to certain portions of the Site known as Operable Units 2-5, all as more fully described in the Form 10-Q. The Action does not seek to recover from the Company any costs of response incurred by the governments in Operable Unit 1 after July 1, 2003, as provided under the Amended Consent Decree in United States v. P.H. Glatfelter Co., No. 03-cv-949 (E.D. Wis.).

Simultaneously with their filing of the Action, the United States and Wisconsin provided notice of a proposed settlement of their claims against one of the defendants, Georgia-Pacific Consumer Products LP, set forth in a proposed consent decree. The United States will not move for entry of the consent decree until it provides notice and receives comments. If the United States were to move for entry of the consent decree and were the court to enter the decree as a judgment, that settlement would limit the Company's ability, or any other party's ability, to seek contribution from Georgia-Pacific in this matter.

Although the Company is in the process of reviewing the Action, the Company continues to believe that it has substantial defenses, as well as claims for contribution against other parties and counterclaims. The majority of the governments’ claims in the Action pertain to portions of the Site downstream of Operable Unit 1. As set forth at more length in the Form 10-Q, the Company believes that it is not jointly and severally liable for costs or damages arising from the presence of PCBs downstream of Operable Unit 1. In addition, the Company believes that NCR (or other sources of NCR®-brand carbonless copy paper that the Company’s former Neenah Mill recycled) bears most of the responsibility for costs and damages arising from the presence of PCBs in Operable Unit 1.

In 2008, NCR and Appleton Papers Inc. commenced litigation over allocation of responsibility for the Site captioned Appleton Papers Inc. v. George A. Whiting Paper Co. ("Whiting Litigation"). The Company believes that the judgment in the Whiting Litigation should govern the allocation among the parties to the Action for any claims on which the governments recover. As described in the Form 10-Q, on December 16, 2009, the court in the Whiting Litigation rendered a summary judgment in the Company’s favor on all claims against the Company brought by NCR and Appleton Papers Inc. The Company’s counterclaims in the Whiting Litigation for a reallocation of costs the Company has incurred or may incur, including costs the Company may incur as the result of the Action, remain pending.

Moreover, the Company believes that the governments did not select a proper remedy for this Site, and that the costs incurred by the governments are not reasonable, necessary, or consistent with the governing regulations. In addition, the Company believes that the natural resource damages claimed by the governments are not recoverable and, if any damages are recoverable, the governments have overstated them.

The Company intends to defend the Action vigorously and continues to believe that it will be able to manage its overall liability at the Site without a long-term, material adverse impact on the Company; however, as previously reported there can be no assurance that, at any particular time or for any particular year or years, the Action or the Company’s other exposure to liability at the Site will not have a material adverse effect on the Company’s consolidated financial position, liquidity and results of operation.

For a detailed discussion of the Site and the Company’s potential exposure with respect to it and the governments’ claims, see the Form 10-Q.

Certain statements included in this Form 8-K which pertain to future financial and business matters, are "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that may cause actual results or performance to differ materially from the Company’s expectations. Various risks and factors that could cause future results to differ materially from those expressed in the forward-looking statements include, but are not limited to: whether we are successful in defending the Action in whole or in part, the scope of the Company’s obligations to the United States government and the State of Wisconsin, if any, the outcome of any claims that the Company may have against any other parties, including, without limitation, Appleton Papers Inc. and NCR Corporation, changes in environmental and other laws and regulations, and other factors. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this Form 8-K may not occur and readers are cautioned not to place undue reliance on these forward looking statements. The forward-looking statements speak only as of the date of this Form 8-K and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this Form 8-K. More information about these factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

October 19, 2010	By:	/s/ Thomas G. Jackson

Name: Thomas G. Jackson
Title: Vice President, General Counsel & Secretary